CAESARS ENTERTAINMENT, INC.
2015 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT

Participant Name: Thomas Reeg
You have been granted restricted stock units (“RSUs”), which represents the right to receive the underlying Shares, subject to the terms and conditions of this Notice of Restricted Stock Unit Grant (the “Notice of Grant”), the Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Award Agreement, including Exhibit A attached hereto (the “RSU Award Agreement”). Unless otherwise defined herein, the terms used in this Notice of Grant shall have the meanings defined in the Plan.

Type of Grant:            Restricted Stock Unit

Board Approval Date:        February 18, 2022

Date of Grant:            February 25, 2022

Vesting Commencement Date:     February 25, 2022

Total Number of RSUs:        225,000

Vesting Schedule: This grant of RSUs will vest in accordance with the vesting schedule set forth in Exhibit A. The actual number of RSUs that vest, if any, may be lower than the Total Number of RSUs set forth above depending on the extent to which the RSUs vest pursuant to the performance-based vesting condition and other conditions set forth in Exhibit A.
By your signature and the signature of the Company’s representative below, you and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan and the RSU Award Agreement, both of which are attached and made a part of this document.
In addition, you agree and acknowledge that your rights to any Shares underlying the RSUs will be earned only as you provide services to the Company over time, that the grant of the RSUs is not as consideration for services you rendered to the Company prior to your vesting commencement date, and that nothing in this Notice of Grant or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.
[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, the Company and Participant have executed this Notice of Grant and RSU Award Agreement, including Exhibit A, as set forth below.

PARTICIPANT:	CAESARS ENTERTAINMENT, INC.

/s/ Thomas R. Reeg	/s/ Edmund L. Quatmann, Jr.
Thomas R. Reeg	By: Edmund L. Quatmann, Jr.
Title: EVP and Chief Legal Officer d

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CAESARS ENTERTAINMENT, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
Caesars Entertainment, Inc. (the “Company”), has granted, pursuant to the Eldorado Resorts, Inc. Amended and Restated 2015 Equity Incentive Plan (the “Plan”), to the Participant named in the Notice of Restricted Stock Unit Grant (the “Notice of Grant”) to which this Restricted Stock Unit Award Agreement is attached (together with the Notice of Grant, this “RSU Award Agreement”) an award of restricted stock units as set forth in such Notice of Grant, subject to the terms and conditions set forth in this RSU Award Agreement and the Plan (the “Award”). Each RSU represents the right to receive the Fair Market Value of one Share, subject to the terms and conditions set forth in this RSU Award Agreement and the Plan. Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.Vesting Requirements. Except as otherwise provided herein, the RSUs shall vest in accordance with the vesting provisions and other conditions set forth in Exhibit A, subject to the Participant satisfying the Service Condition (as defined in Exhibit A) from the Grant Date through the applicable Achievement Date (as defined in Exhibit A).
Section 2.Settlement. Any RSUs that become vested and non-forfeitable shall be paid, unless otherwise determined by the Committee, by the Company delivering to the Participant a number of Shares equal to the number of RSUs that vested and became non-forfeitable pursuant to Exhibit A.
Section 3.Termination. If Participant’s service with the Company terminates for any reason, all RSUs for which vesting is no longer possible under the terms of this RSU Award Agreement, including Exhibit A, shall be forfeited and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to reasonably determine in good faith whether such termination has occurred and the effective date of such termination.
Section 4.Restrictions on Transfer. No RSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, RSUs may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.
Section 5.Investment Representation. The Participant is acquiring the RSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the RSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this RSU Award Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits under hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.
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Section 6.Adjustments. The Award granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.
Section 7.No Right of Continued Service. Nothing in the Plan or this RSU Award Agreement shall confer upon the Participant any right to continued service with the Company or any Affiliate.
Section 8.Tax Withholding. The Award shall be subject to tax and/or other withholding in accordance with Section 15(e) of the Plan.
Section 9.No Rights as a Stockholder; Dividends. The Participant shall not have any privileges of a stockholder of the Company with respect to any RSUs, including without limitation any right to vote any Shares underlying such RSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the RSUs are delivered to the Participant in accordance with Section 2 hereof. Notwithstanding the foregoing, any dividends payable with respect to the RSUs underlying the Award during the period from the Grant Date through the date the applicable RSUs are settled in accordance with Section 2 hereof will accumulate in cash and be payable to the Participant on a deferred basis, but only to the extent that the Award vests in accordance with Section 1 hereof. In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable RSUs underlying the Award and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the Award or applicable portion thereof.
Section 10.Clawback
. The Award shall be subject to the Clawback and Recoupment Policy adopted by the Board on February 27, 2019, as such policy may be amended from time to time. In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”
Section 11.Amendment and Termination
. Subject to the terms of the Plan, any amendment to this RSU Award Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this RSU Award Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.
Section 12.Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this RSU Award Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
Section 13.Governing Law. This RSU Award Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
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Section 14.Counterparts. This RSU Award Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 15.Binding Effect. The terms of this RSU Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
Section 16.Severability. The invalidity or unenforceability of any provision of this RSU Award Agreement shall not affect the validity or enforceability of any other provision of this RSU Award Agreement, and each other provision of this RSU Award Agreement shall be severable and enforceable to the extent permitted by law.
Section 17.Section 409A. This RSU Award Agreement is intended to comply with Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code. The RSUs granted hereunder shall be subject to the provisions of Section 16 of the Plan.
Section 18.Fractional Shares. No fractional shares shall be delivered under this RSU Award Agreement. In lieu of issuing a fraction of a share in settlement of vested RSUs, the Company shall be entitled to pay to Participant an amount in cash equal to the Fair Market Value of such fractional share.
Section 19.Entire Agreement. The Notice of Grant, this RSU Award Agreement, including Exhibit A attached hereto, and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

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EXHIBIT A

Vesting Schedule

As used in this Exhibit A, the following definitions shall apply to the following capitalized terms:
“Achievement Date” means the first trading date occurring during the Performance Period in which a Company Stock Price Hurdle is achieved and certified by the Board (or a committee delegated by the Board) as having been met. For the avoidance of doubt, (a) each Company Stock Price Hurdle may only be achieved once during the Performance Period and (b) more than one Company Stock Price Hurdle may be achieved on a particular date.
“Cause” shall have the same meaning as provided for in Participant’s employment agreement with the Company.
“Change in Control” shall have the meaning as provided for in the Plan.
“Company Stock Price” means the trailing average closing trading price of a Share on the Nasdaq stock exchange (or other national securities exchange on which the Shares are then listed) measured over any consecutive twenty (20) calendar-day period (during the Performance Period), as reported by, or based upon data reported by a reliable reporting service as determined by the Company. In case of any dispute as to the determination of the Company Stock Price, the Committee shall have the sole discretion to make the final determination.
“Company Stock Price Hurdle” means each target with respect to the Company Stock Price as set forth in Table 1 under Section 2 of this Exhibit A, which shall be subject to equitable adjustment by the Committee to account for a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the Common Stock, subdivision of the Common Stock, a rights offering, a reorganization, merger, spin-off, split-up, repurchase, or exchange of the Common Stock or other securities of the Company, other significant corporate transaction, or any other change affecting the Common Stock.
“Disability” shall have the same meaning as provided for in Participant’s employment agreement with the Company.
“Good Reason” shall have the same meaning as provided for in Participant’s employment agreement with the Company.
“Performance Period” means the period commencing on February 25, 2022 and ending on February 25, 2025.
“Service Condition” means Participant continuously holding the title of Chief Executive Officer of the Company.
“Settlement Date” means as soon as reasonably practicable following the end of the Performance Period, and in any event within sixty (60) days following the end of the Performance Period, subject to the six-month delay provided in Section 3(e) of this Exhibit A, if applicable.
1.Performance-Based Award. The number of RSUs subject to the Award that will vest will be determined based upon the achievement of Company Stock Price Hurdles during the Performance Period and the satisfaction of the Service Condition as of each applicable Achievement Date, all in accordance with this Exhibit A.

2.Vesting Condition. As detailed in Table 1, below, the RSU is divided into three (3) tranches (each, a “Tranche”), with Tranche 1 representing 22.2% of the RSUs, Tranche 2 representing 33.3% of the RSUs and Tranche 3 representing 44.5% of the RSUs. RSUs shall vest upon satisfaction of the Company Stock Price Hurdle set forth next to the applicable Tranche in Table 1, subject to Participant continuing to satisfy the Service Condition through (and including) the
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applicable Achievement Date (such RSUs, the “Eligible RSUs”). The determination of the number of Shares vested based on an applicable Company Stock Price Hurdle shall not be determined through linear interpolation, except in connection with a Change in Control as set forth in Section 6 of this Exhibit A. The Company Stock Price must be at or above the Company Stock Price Hurdle specified in Table 1, below, for the number of RSUs specified next to such Company Stock Price Hurdle to vest.

a.Table 1: RSU Vesting Milestones.

Tranche	Company Stock Price Hurdle	Percentage of Total RSUs Eligible to Vest	Number of RSUs Vesting
1	$125	22.2%	50,000
2	$150	33.3%	75,000
3	$175	44.5%	100,000

3.Termination of Service. Notwithstanding anything to the contrary contained herein or in the Plan, the RSUs shall be subject to the following conditions, as applicable:

a.Termination for Cause. In the event Participant’s failure to satisfy the Service Condition prior to the end of the Performance Period is due to Participant’s termination by the Company for Cause, all RSUs, whether vested or unvested, shall immediately be forfeited and canceled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

b.Resignation without Good Reason. In the event Participant’s failure to satisfy the Service Condition prior to the end of the Performance Period is due to Participant’s resignation of employment with the Company without Good Reason, Shares underlying any then-vested RSUs at such time of resignation will be issued on the Settlement Date and any then-unvested RSUs shall immediately be forfeited and canceled.

c.Termination Without Cause, With Good Reason, Death, or Disability. In the event Participant’s failure to satisfy the Service Condition prior to the end of the Performance Period is due to (i) Participant’s termination by the Company without Cause, (ii) by the Participant for Good Reason, (iii) Participant’s death or (iv) Participant’s Disability, then (a) any then-unvested RSUs will immediately be forfeited and canceled and (b) all then-vested RSUs will be settled and paid, subject to Participant’s execution and non-revocation of the Company’s form of general release then in effect within sixty (60) days following Participant’s termination of employment, provided, however, that if the Participant is deemed to be a “specified employee” under Section 409A of the Code at the time of such termination, then the payment shall be subject to the six-month delay indicated in Section 3(e) below. If the release revocation period spans two calendar years, payment will be made in the second of those calendar years to the extent required to avoid adverse taxation under Section 409A of the Code.

d.Change in Title. In the event Participant fails to satisfy the Service Condition prior to the end of the Performance Period, but otherwise remains an employee of the Company under a different title, Shares underlying any then-vested RSUs at such time of Participant’s change in title, will be issued on the Settlement Date and any then-unvested RSUs shall immediately be forfeited and canceled.

e.Six-Month Delay. For purposes of this RSU Award Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Code and the regulations thereunder. Notwithstanding anything else provided herein, to the extent any payments provided under this RSU Award Agreement in connection with Participant’s termination of employment constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment to be a “specified employee”
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under Section 409A, then such payment shall not be made or commence until the earlier of (i) the expiration of the six-month period measured from Participant’s separation from service from the Company or (ii) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral. To the extent any payment under this Section 3 may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A. All payments made pursuant to, or under, this Agreement are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

4.Issuance of Shares. Except as set forth in Section 3, Shares underlying vested RSUs will be issued on the Settlement Date upon satisfaction of the conditions as set forth herein, unless otherwise determined by the Committee, by the Company delivering to the Participant a number of Shares equal to the number of RSUs that vested and became non-forfeitable pursuant to Table 1 under Section 2 of this Exhibit A.

5.Forfeiture. On the earlier to occur of (i) the date Participant ceases to satisfy the Service Condition and (ii) the last trading day of the Performance Period, any RSUs covered by this RSU Award Agreement that have not yet vested will immediately be forfeited and returned to the Company, and Participant will have no further rights with respect to such RSUs or the underlying Shares.

6.Change in Control Treatment of Milestones. Notwithstanding anything in the Plan or the RSU Award Agreement to the contrary, with respect to any RSUs that remain outstanding and unvested as of immediately prior to the consummation of a Change in Control, the following rules will apply.

a.Immediately prior to such Change in Control, rather than applying the definition of “Company Stock Price” above, “Company Stock Price” instead will mean the Per Share Deal Price. “Per Share Deal Price” means the value of the total amount of consideration received or potentially received for a Share by the Company’s stockholders in connection with the Change in Control. The value of any non-cash consideration will be determined in good faith by the Committee.

b.After determining the “Company Stock Price” under Section 6(a), the same rules under Table 1 of Section 2 will apply in determining whether any additional “Company Stock Price Hurdles” are achieved and additional RSUs will become Eligible RSUs; provided, however, that if the Company Stock Price as determined under Section 6(a) falls between two Company Stock Price Hurdles set forth in Table 1 of Section 2, the Eligible RSUs will be determined based on a linear interpolation using the Company Stock Price Hurdle that is greater than but closest to the Company Stock Price determined under Section 6(a) and the amount in the table that is less than but closest to the actual Company Stock Price determined under Section 6(a), with such number rounded to the nearest Share (such number, the “Incremental Eligible RSUs”). For the avoidance of doubt, if, prior to the Change in Control, an RSU already became an Eligible RSU based on the achievement of a Company Stock Price Hurdle occurring as of the Achievement Date corresponding to such achievement, such RSUs will not again become Eligible RSUs with respect to that Company Stock Price Hurdle achievement.

c.If, after applying the rules in Sections 6(a) and 6(b), an additional number of RSUs will become Eligible RSUs, then (i) the Achievement Date will be the date immediately prior to the Change in Control subject to Participant satisfying the Service Condition; (ii) the number of additional RSUs that will become Eligible RSUs will equal the sum of: (A) all RSUs (as determined under Table 1 of Section 2) corresponding to the Company Stock
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Price Hurdle achievement(s) in connection with the Change in Control that have not yet become Eligible RSUs plus (B) the Incremental Eligible RSUs (if any) (such sum, the “Acquisition Eligible RSUs”); and (iii) any Acquisition Eligible RSUs will vest on the date immediately prior to the Change in Control, and all Eligible RSUs (including all Acquisition Eligible RSUs) that have not yet been settled will be settled immediately prior to the Change in Control, subject to Participant satisfying the Service Condition through the applicable Achievement Date. Unless otherwise determined by the Board or Committee, any remaining RSUs that have not become Acquisition Eligible RSUs immediately will be forfeited as of the Change of Control for no consideration and Participant will have no further rights with respect to such RSUs or Shares.

7.Post-Settlement Holding Period. Participant shall retain and hold any Shares acquired upon settlement of the RSUs (net of any Shares sold to satisfy tax withholding obligations) (the "Retained Shares") until the earliest of (i) the one (1)-year anniversary of the settlement date for such Shares or (ii) a Change of Control (the “Holding Period”). Participant further acknowledges and agrees that, during the Holding Period, no Retained Shares may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of.
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